Exhibit 99.1

TURTLE BEACH REPORTS FIRST QUARTER 2023 RESULTS, EXCEEDING EXPECTATIONS

Raises Full Year Outlook

White Plains, NY – May 4, 2023 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR) (“Turtle Beach” or the “Company”) reported financial results for the first quarter ended March 31, 2023.

First Quarter Summary vs Year-Ago Quarter:

•
Net revenue was $51.4 million, an increase of 10% compared to $46.7 million a year ago;
•
Net loss was $6.7 million, or $0.40 per diluted share, compared to net loss of $6.5 million, or $0.40 per diluted share, a year ago;
•
Adjusted net loss was $4.4 million, or $0.27 per diluted share, compared to adjusted net loss of $6.3 million or $0.39 per diluted share, a year ago;
•
Adjusted EBITDA loss improved to $2.3 million compared to adjusted EBITDA loss of $5.7 million a year ago.

Management Commentary

“Our solid first quarter results reflect a healthier console gaming headset market compared to a year ago and good business execution, as revenue and adjusted EBITDA were slightly above expectations and well on-track to our increased full year 2023 targets of 10% to 12% revenue growth and a return to positive adjusted EBITDA,” said Juergen Stark, CEO, Turtle Beach Corporation. “As anticipated, we’re seeing indicators of a progressive gaming market recovery, good product performance, and decreasing freight costs benefiting the business in the first quarter, and these are expected to continue throughout the year. While challenges such as high promotional activity in the PC category continue to impact the market, we’re encouraged by our start to 2023. We remain focused on outperforming the market in 2023 and delivering improved year-over-year financial results. Our solid first quarter is an important step ahead, and we look forward to building on our momentum and capitalizing on our exciting product launch plans throughout 2023 and into 2024.”

“The operating environment, gaming market dynamics and macroeconomic conditions have improved compared to a year ago. Increased supply and strong sales performance of console hardware has contributed to market growth, and per Circana (formerly NPD), the console gaming headset market had a 7.7% revenue increase year-over-year. Our category-leading Turtle Beach console headset brand outperformed the broader headset market’s growth and continued to dominate the category as we have for thirteen years running. Additionally, we continued to distance ourselves from the competition through the recent launch of our ultra-premium Stealth Pro multi-platform gaming headset, which brings gamers the absolute pinnacle of gaming audio quality and comfort that has critics calling it a masterpiece.”

“Our strategy to continue our leadership in console headsets, while diversifying into additional categories and platforms, is progressing well, as we gained share in nearly every category this quarter. This strategy enables us to best leverage the positive long-term trends underlying the gaming market and positions us well to capitalize on the additional opportunities created as the gaming market continues its recovery.

”

First Quarter 2023 Financial Results

Net revenue in the first quarter of 2023 was $51.4 million, an increase of 10% compared to $46.7 million a year ago, reflecting a stronger US console gaming headset market, increased consumer demand and strong product performance.

Gross margin in the first quarter of 2023 was 27.5% compared to 30.1% a year ago, resulting from higher promotional spend in light of continued competitive discounting, partially offset by lower freight and logistics costs.

Operating expenses in the first quarter of 2023 were $20.6 million compared to $22.3 million a year ago. First quarter recurring operating expenses declined approximately 13% year over year, primarily driven by the expense management initiatives the Company undertook in 2022 and reduced marketing spend.

Net loss in the first quarter of 2023 was $6.7 million, or $0.40 per diluted share, compared to net loss of $6.5 million, or $0.40 per diluted share, in the year-ago quarter. Excluding several adjustments to earnings in both periods (summarized below in Table 4), Non-GAAP net loss (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2023 was $4.4 million, or $0.27 per diluted share, compared to Non-GAAP net loss of $6.3 million, or $0.39 per diluted share, in the year-ago period. The weighted average diluted share count for the first quarter of 2023 was 16.6 million compared to 16.2 million in the year-ago quarter.

Adjusted EBITDA loss (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2023 improved to $2.3 million, compared to adjusted EBITDA loss of $5.7 million in the year-ago period, due to higher revenue as well as the operating expense management initiatives we implemented last year
.

Balance Sheet and Cash Flow Summary

At March 31, 2023, the Company had $20.6 million of cash and no outstanding borrowings on its revolver. This compares to $23.7 million of cash and no outstanding debt at March 31, 2022. Inventories at March 31, 2023 were $65.2 million compared to $117.4 million at March 31, 2022.

Increased 2023 Outlook

In light of the aforementioned market and operational conditions, the Company now expects net revenues for fiscal year 2023 to be in the range of $265 million to $270 million, with the 10 to 12% growth driven primarily by expected out-performance of the gaming markets in specific categories based on the Company’s product plans for 2023 including the recent highly successful launch of the Stealth Pro headset. The Company is increasing its adjusted EBITDA outlook to a range of $6 million to $8 million, which still includes significant headwinds from competitive discounting and freight costs which are expected to abate as we progress through the year.

The Company is maintaining its long-term goals of 10 to 20% annual growth and 10+% EBITDA margins
.

With respect to the Company's adjusted EBITDA outlook for the full year 2023, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

In conjunction with this announcement, Turtle Beach will host a conference call on May 4, 2023 at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s CEO, Juergen Stark, and CFO, John Hanson. A live webcast of the call will be available on the “Events & Presentations” page of the Company’s website at www.turtlebeachcorp.com. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.turtlebeachcorp.com.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, and adjusted net income that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Non-GAAP net income or loss” is defined as net income excluding (i) certain non-recurring business costs, (ii) inventory and component related reserves, (iii) goodwill and other intangible asset impairments, and (iv) certain valuation allowances. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Non-GAAP net income or loss and Adjusted EBITDA included below for each of the three months ended March 31, 2022 and March 31, 2023.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://corp.turtlebeach.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://corp.turtlebeach.com/.

About Turtle Beach Corporation

Turtle Beach Corporation (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to inflationary pressures, logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the future direction or governance of the Company, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise
.

All trademarks are the property of their respective owners.

CONTACTS:

MacLean Marshall

Sr. Director, Public Relations &

Brand Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Investor Information:

Cody Slach or Alex Thompson

Gateway Investor Relations

949.574.3860

hear@gatewayir.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2023	2022
Net revenue	$51,444	$46,662
Cost of revenue	37,305	32,633
Gross profit	14,139	14,029
Operating expenses:
Selling and marketing	9,523	10,829
Research and development	4,101	5,252
General and administrative	7,007	6,235
Total operating expenses	20,631	22,316
Operating income (loss)	(6,492)	(8,287)
Interest expense	163	109
Other non-operating expense, net	120	719
Income (loss) before income tax	(6,775)	(9,115)
Income tax expense benefit	(70)	(2,639)
Net income (loss)	$(6,705)	$(6,476)

Net income (loss) per share
Basic	$(0.40)	$(0.40)
Diluted	$(0.40)	$(0.40)
Weighted average number of shares:
Basic	16,578	16,194
Diluted	16,578	16,194

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash	$20,573	$11,396
Accounts receivable, net	23,955	43,336
Inventories	65,214	71,252
Prepaid expenses and other current assets	9,108	9,196
Total Current Assets	118,850	135,180
Property and equipment, net	6,144	6,362
Goodwill	10,686	10,686
Intangible assets, net	2,471	2,612
Other assets	8,361	8,547
Total Assets	$146,512	$163,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$19,053
Accounts payable	21,887	19,846
Other current liabilities	30,023	25,433
Total Current Liabilities	51,910	64,332
Income tax payable	2,135	2,076
Other liabilities	7,703	8,038
Total Liabilities	61,748	74,446
Commitments and Contingencies
Stockholders’ Equity
Common stock	17	17
Additional paid-in capital	208,999	206,916
Accumulated deficit	(123,303)	(116,598)
Accumulated other comprehensive income (loss)	(949)	(1,394)
Total Stockholders’ Equity	84,764	88,941
Total Liabilities and Stockholders’ Equity	$146,512	$163,387

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2023	March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES	$28,989	$(13,348)

CASH FLOWS FROM INVESTING ACTIVITIES	(887)	(611)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	53,892	-
Repayment of revolving credit facilities	(72,945)	-
Proceeds from exercise of stock options and warrants	125	361
Debt Issuance Costs	(80)	-
Net cash provided by (used for) financing activities	(19,008)	361
Effect of exchange rate changes on cash	83	(422)
Net decrease in cash	9,177	(14,020)
Cash - beginning of period	11,396	37,720
Cash - end of period	$20,573	$23,700

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income (Loss)
GAAP Net Income (Loss)	$(6,705)	$(6,476)

Adjustments, net of tax:
Non-recurring business costs	1,048	173
Valuation allowance	1,244	—
Non-GAAP Earnings	$(4,413)	$(6,303)

Diluted Earnings Per Share
GAAP- Diluted	$(0.40)	$(0.40)

Non-recurring business costs	0.06	0.01
Valuation allowance	0.08	—
Non-GAAP- Diluted	$(0.27)	$(0.39)

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5.

	Three Months Ended
	March 31, 2023
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$51,444	$-	$-	$-	$-	$51,444
Cost of revenue	37,305	(517)	-	(175)	-	36,613
Gross Profit	14,139	517	-	175	-	14,831

Operating expenses	20,631	(461)	(264)	(1,784)	(1,086)	17,036

Operating income (loss)	(6,492)	978	264	1,959	1,086	(2,205)

Interest expense	163
Other non-operating expense, net	120					120

Income (loss) before income tax	(6,775)
Income tax benefit	(70)
Net loss	$(6,705)			Adjusted EBITDA		$(2,325)

(1)
Other includes certain non-recurring business costs.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5. (continued)

	Three Months Ended
	March 31, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$46,662	$-	$-	$-	$-	$46,662
Cost of revenue	32,633	(585)	-	(26)	-	32,022
Gross Profit	14,029	585	-	26	-	14,640

Operating expenses	22,316	(607)	(312)	(1,511)	(232)	19,654

Operating income (loss)	(8,287)	1,192	312	1,537	232	(5,014)

Interest expense	109
Other non-operating expense, net	719					719

Income (loss) before income tax	(9,115)
Income tax benefit	(2,639)
Net loss	$(6,476)			Adjusted EBITDA		$(5,733)

(1) Other includes certain non-recurring business costs.